UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934 Date of Report

(Date of earliest event reported): March 16, 2018

DOVER CORPORATION

(Exact name of registrant as specified in its charter)

State of Delaware	1-4018	53-0257888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3005 Highland Parkway Downers Grove, Illinois	60515
(Address of principal executive offices)	(Zip Code)

(630) 541-1540

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2018, Dover Corporation (the “Company”) announced that following a successful nine-year tenure as the Company’s President and Chief Executive Officer, Mr. Livingston will retire effective as of April 30, 2018 and will resign from the Company’s Board of Directors (the “Board”) concurrent with his retirement. The Company also announced that the Board has appointed Richard J. Tobin, age 54, as the Company’s President and Chief Executive Officer, effective May 1, 2018.

Mr. Tobin has been one of the Company’s directors since 2016. Mr. Tobin was most recently the Chief Executive Officer (since 2013) of CNH Industrial N.V., a global manufacturer of agricultural and construction equipment, trucks, commercial vehicles, buses, specialty vehicles and powertrain applications; former Group Chief Operating Officer of Fiat Industrial S.p.A., a global capital goods manufacturer, and President and Chief Executive Officer (each from 2012 to 2013) of CNH Global NV, a multinational manufacturer of agricultural and construction equipment; former Chief Financial Officer of CNH Global NV (2010 to 2012); former Chief Finance Officer & Head of Information Technology (2004 to 2010) of SGS Group, a multinational provider of inspection, verification, testing and certification services; and former Chief Operating Officer for North America (2002 to 2004) of SGS Group.

In connection with Mr. Tobin’s appointment, the Company entered into an employment agreement with him, attached hereto as Exhibit 10.1 and incorporated by reference herein, which sets forth the terms and conditions under which he will serve as the Company’s President and Chief Executive Officer. The term of the agreement will commence on May 1, 2018 and will expire on the third anniversary thereof. Mr. Tobin will receive an initial annual base salary of $1,200,000, a target annual bonus equal to 125% of base salary and an annual equity grant for each fiscal year of the Company ending during the term with a grant date fair value of not less than $7 million. Mr. Tobin’s annual bonus for 2018 will equal no less than the target annual bonus and will be pro-rated for the portion of 2018 on and following the commencement of the term. Mr. Tobin’s 2018 annual equity grant will be awarded as follows: 60% in the form of stock settled appreciation rights (“SSARs”), vesting on the third anniversary of grant, 20% in the form of performance shares, having the same performance and vesting terms as the Company’s February 2018 iTSR performance share grants to the Company’s other employees, and 20% in the form of restricted stock units (“RSUs”), vesting ratably over three years commencing on the same date as 2018 grants of RSUs made to the Company’s other employees. In addition, during the term of the employment agreement, Mr. Tobin will be entitled to employee benefits on the same basis as those generally available to similarly situated executives of the Company and certain indemnification protections, and the Company will reimburse him for his legal expenses incurred in connection with negotiation of the employment agreement.

The employment agreement also provides that, in connection with his appointment, Mr. Tobin will receive a one-time sign-on equity grant consisting of $6 million in the form of performance shares, having the same performance and vesting terms as the Company’s February 2018 iTSR performance share grants to the Company’s other employees, and $13 million in the form of RSUs, which will vest in five equal installments on December 15th of each calendar year, starting on December 15, 2018 and ending on December 15, 2022. Mr. Tobin will also be entitled to a one-time make-whole cash payment equal to $1,000,000, provided that Mr. Tobin is obligated to repay this amount if he terminates his employment without good reason or if the Company terminates his employment for cause, as such terms are defined in the employment agreement, prior to the one year anniversary of his start date, and he is required to repay a pro-rata portion of this amount if his employment is terminated without good reason or for cause prior to the second anniversary of his start date.

The employment agreement provides that in the event Mr. Tobin’s employment is terminated by the Company without cause or by Mr. Tobin for good reason, then he will be entitled to receive a cash payment equal to one and one half times the sum of his base salary and target bonus, a prorated annual bonus for the year of termination, time-vesting of the sign-on equity awards (with performance shares continuing to be subject to performance conditions) and a cash payment equal to 18 months’ of COBRA premiums, in each case, subject to the execution of a general release and compliance with applicable restrictive covenants.

The employment agreement contains an 18 month (or, if termination occurs following the third anniversary of the start date, a 12 month) post-termination non-competition and non-solicitation of employees and customers covenants, a confidentiality covenant, a mutual non-disparagement covenant, and an assignment of inventions covenant.

Mr. Tobin serves as a current director of the Company and will stand for re-election at the 2018 annual meeting of stockholders.

In connection with his retirement, Mr. Livingston will not receive any compensation and benefits beyond those to which he is entitled pursuant to the terms of the Company’s plans and agreements. Mr. Livingston is eligible for retirement treatment under the Company’s 2012 Equity and Cash Incentive Plan (the “LTIP”) which entitles him to continued vesting of his SSARs and RSUs post-retirement. Pursuant to the terms of Mr. Livingston’s 2018 LTIP equity grant, since Mr. Livingston is retiring prior to the vesting date of the SSARs or any tranche of RSUs, the number of SSARs and RSUs that will continue to vest post-retirement will be adjusted on a pro-rata basis based on the number of days he was employed during the period January 1, 2018 through December 31, 2020. In addition, Mr. Livingston’s 2018 performance share grant will not vest and Mr. Livingston will receive no payout from such grant.

On March 20, 2018, the Company issued the press release attached hereto as Exhibit 99.1 and incorporated by reference herein, announcing Mr. Livingston’s retirement and Mr. Tobin’s appointment.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished as part of this report:

10.1	Employment Agreement of Richard J. Tobin dated March 16, 2018

99.1	Press Release dated March 20, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2018	DOVER CORPORATION (Registrant)

	By:	/s/ Ivonne M. Cabrera
Ivonne M. Cabrera
Senior Vice President, General Counsel & Secretary